                                                                    Exhibit 99.1


AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
KeyCorp 401(k) Savings Plan
Years ended December 31, 2001 and 2000
with Report of Independent Auditors







PLAN SPONSOR AND ADMINISTRATOR
KeyCorp
127 Public Square
Cleveland, Ohio  44114-1306
(216) 689-3000

                           KeyCorp 401(k) Savings Plan

             Audited Financial Statements and Supplemental Schedules


                     Years ended December 31, 2001 and 2000




                                    CONTENTS

Report of Independent Auditors...............................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits..............................2
Statements of Changes in Net Assets Available for Benefits...................3
Notes to Financial Statements................................................4

Supplemental Schedules

Schedule H, Line 4(i)--Schedule of Assets (Held at End of Year)..............12
Schedule H, Line 4(j)--Schedule of Reportable Transactions...................14

                         Report of Independent Auditors


Compensation and Organization Committee
KeyCorp

We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 2001 and 2000, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2001, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                     /s/ Ernst & Young LLP

Cleveland, Ohio
June 21, 2002

                           KeyCorp 401(k) Savings Plan

                 Statements of Net Assets Available for Benefits


                                                                                          DECEMBER 31
                                                                                    2001               2000
                                                                        -------------------------------------------
ASSETS
Investments, at fair value:
    KeyCorp common stock (cost $443,653,450 and
        $443,946,070, at 2001 and 2000, respectively)                           $ 688,345,447        $ 822,087,672
    Interest in mutual funds and collective trusts
        (cost $692,477,529 and $610,140,569 at 2001 and
         2000, respectively)                                                      611,511,691          630,058,474
    Loans to participants                                                          31,371,559           31,590,845
                                                                        -------------------------------------------
Total investments                                                               1,331,228,697        1,483,736,991

Receivables:
    Contributions:
        Employer                                                                    1,528,809
        Participants                                                                1,825,986            2,040,703
    Interest and dividends                                                            299,893              678,582
    Other                                                                             525,421              560,424
                                                                        -------------------------------------------
Total receivables                                                                   4,180,109            3,279,709
Cash, non-interest bearing                                                                                  96,560
                                                                        -------------------------------------------
Total assets                                                                    1,335,408,806        1,487,113,260

LIABILITIES
ESOP indebtedness                                                                                       12,807,670
Other liabilities                                                                   2,484,147              856,019
                                                                        -------------------------------------------
Total liabilities                                                                   2,484,147           13,663,689
                                                                        -------------------------------------------
Net assets available for benefits                                              $1,332,924,659       $1,473,449,571
                                                                        ===========================================


See notes to financial statements.

\

                           KeyCorp 401(k) Savings Plan

           Statements of Changes in Net Assets Available for Benefits


                                                                                      YEARS ENDED DECEMBER 31
                                                                                     2001               2000
                                                                        -------------------------------------------
ADDITIONS TO PLAN ASSETS ATTRIBUTED TO
Investment income:
    Common stock dividends                                                       $ 33,911,289         $ 34,352,129
    Net investment income from mutual
        funds and collective trusts                                                37,550,441           60,932,035
    Net realized gain and unrealized appreciation                                                      124,630,030
    Interest on participant loans                                                   2,614,129            3,043,744
                                                                        -------------------------------------------
                                                                                   74,075,859          222,957,938
Contributions:
    Employer                                                                       40,047,641           50,093,386
    Participants                                                                   59,508,987           61,064,265
                                                                        -------------------------------------------
                                                                                   99,556,628          111,157,651
                                                                        -------------------------------------------
Total additions                                                                   173,632,487          334,115,589

DEDUCTIONS FROM PLAN ASSETS ATTRIBUTED TO
Net realized loss and unrealized depreciation                                     176,000,221
Participant withdrawals                                                           137,077,262          155,070,984
Interest expense                                                                      590,116            1,590,440
Administrative and other expenses                                                     489,800              541,670
                                                                        -------------------------------------------
Total deductions                                                                  314,157,399          157,203,094
                                                                        -------------------------------------------
Net (decrease) increase in net assets                                            (140,524,912)         176,912,495
Net assets available for benefits:
    Beginning of year                                                           1,473,449,571        1,296,537,076
                                                                        -------------------------------------------
    End of year                                                                $1,332,924,659       $1,473,449,571
                                                                        ===========================================


See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                     Years ended December 31, 2001 and 2000


1. DESCRIPTION OF THE PLAN

The KeyCorp 401(k) Savings Plan ("Plan") is comprised of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401 (k) of the Internal Revenue Code of 1986, as amended ("Code"), and an employee stock ownership plan ("ESOP"), as authorized under the provisions of Section 4975(e)(7) of the Code.

The portion of the Plan that is attributable to Participant Contributions invested in the Plan's various investment funds constitutes a profit sharing plan. The portion of the Plan that is attributable to Employer Contributions, Profit Sharing Contributions, After-Tax Contributions, and Rollover Contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Retirement Act of 1974, as amended ("ERISA").

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries ("Employer") are eligible to participate in the Plan as of their first day of employment with an Employer. Seasonal and on-call employees are required to complete 1000 hours of service prior to becoming eligible to participate in the Plan.

Participants are permitted to contribute from 1% to 10% of their compensation on a pre-tax basis to the Plan. "Compensation" for Plan purposes generally means the participant's regular earnings, including any overtime, bonuses, and incentive compensation that is paid to the Participant during the Plan Year. Participants are permitted to direct the investment of their Participant Contributions to any of the Plan's several investment funds. KeyCorp "matches" up to the first 6% of the Participant's Pre-Tax Contributions to the Plan. KeyCorp Matching Contributions are invested in the KeyCorp Common Stock fund and are not subject to Participant investment direction until the Participant becomes fully vested in such Matching Contributions and also attains age 55. Full vesting under the Plan occurs after the Participant's completion of three years of vesting service.

In addition, in years of favorable corporate performance, KeyCorp may contribute to the Plan a profit sharing contribution in such amount as determined by the Board of Directors.

Effective June 1, 2001, at the Participant's direction, dividends paid on those KeyCorp common shares maintained in the ESOP may be reinvested in the Plan's Common Stock Fund or paid directly to the Participant. In 2001, $5,807,832 of dividends

                           KeyCorp 401(k) Savings Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

were paid directly to Participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals.

The Plan includes a Loan Program, which enables Plan Participants to borrow their vested Plan funds without incurring a taxable distribution from the Plan. Loans are available to Participants on a uniform and nondiscriminatory basis and are limited to a maximum loan amount of 50% of the Participant's vested Plan interest up to a maximum of $50,000.

Distribution of Participant Contributions and Matching Contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e. attainment of age 59 1/2, separation from service, retirement, death or disability (subject to special grandfathered distribution provisions)). Upon termination, Participants may receive a distribution of their vested Plan balance in cash, or may elect to have their interest in the KeyCorp Stock Fund distributed in shares of KeyCorp common stock. Participants may leave their balance in the Plan if the balance is greater than $5,000. Upon retirement, Participants may elect to receive their Plan distribution as a lump sum payment or as a monthly installment payment.

KeyCorp maintains the right to amend and/or terminate the Plan at any time and for any reason including but not limited to changes in applicable law. In the event that the Plan is terminated, the assets of the Plan will be distributed to the Participants based on the amounts in their respective accounts.

2. SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Plan are maintained on the accrual basis.

Investments are stated at aggregate fair value which is determined based on the closing price reported on the last business day of the Plan year as follows:

   KeyCorp Common Stock--Closing market price as quoted on the New York Stock Exchange as of December 31, 2001 and 2000.

   Mutual Funds--Closing price as quoted per the Wall Street Journal as of December 31, 2001 and 2000.

                           KeyCorp 401(k) Savings Plan

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Collective Trust Funds--Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values.

   Loans--In the opinion of the Plan Administrator, the outstanding balance approximates fair value.

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, or (2) net realized loss and unrealized depreciation.

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of KeyCorp Common Stock are based on the specific cost of investments sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. PLAN AMENDMENTS

As of June 1, 2001, the Plan was amended (1) to provide Plan Participants with the option of electing to receive those dividends paid on shares maintained in the ESOP as either a cash payment or as a direct reinvestment into the KeyCorp Stock Fund, and (2) to expand the scope of the ESOP to include all Employer Matching Contributions, Profit Sharing Contributions, After-Tax Contributions and Rollover Contributions that are invested primarily in the KeyCorp Stock Fund.

4. INVESTMENTS

Wachovia Bank of North Carolina, N.A. (through February 28, 2000) and State Street Bank and Trust Company (as of March 1, 2000 to the present) serve as the Plan Trustee for the KeyCorp Stock Fund. KeyBank National Association ("KeyBank") serves as the Plan Trustee for all remaining Plan investment funds. KeyBank is an affiliate of KeyCorp.

                           KeyCorp 401(k) Savings Plan

4. INVESTMENTS (CONTINUED)


Upon enrollment, Participants are required to direct the investment of their Pre-Tax Contributions into any of the various Plan investment funds.
Investments must be made in 5% increments. The Plan maintains sixteen investment funds, which include the KeyCorp Stock Fund, the Value Fund, the Balanced Fund, the Money Market Fund, the Intermediate Income Fund, the Stock Index Fund, the Special Value Fund, the Convertible Securities Fund, the Growth Fund, the Small Company Opportunity Fund, the International Growth Fund, the AIM Constellation Fund, the Growth Fund of America, the Janus Advisor Worldwide Fund, the Diversified Stock Fund and the Pimco Long-Term U.S. Government Fund. With the exception of KeyCorp's Employer Matching Contributions that are not subject to investment diversification, Participants may reallocate their Plan funds between the Plan's various investment funds on a daily basis. Victory Capital Management, Inc. serves as the investment advisor to the Plan's various investment funds offered under the Savings Plan (other than the KeyCorp Stock Fund, the AIM Constellation Fund, the Growth Fund of America, the Janus Advisor Worldwide Fund, and the Pimco Long-Term U.S. Government Fund). Victory Capital Management, Inc. is an affiliate of KeyCorp.

                           KeyCorp 401(k) Savings Plan

4. INVESTMENTS (CONTINUED)

During the years ended December 31, 2001 and 2000, Plan's investments (including realized gains and losses on investments held for any portion of the Plan year) (depreciated) appreciated in fair market value $(176,000,221) and $124,630,030, respectively as follows:

                                                                        2001                 2000
                                                                -------------------------------------------
Net (depreciation) appreciation in fair value during year:
     Fair value as determined by quoted market price:
         KeyCorp Stock Fund                                        $   (105,767,466)    $    170,823,469
         Value Fund                                                     (40,916,385)         (27,759,613)
         Balanced Fund                                                   (8,346,403)          (3,284,973)
         Money Market Fund
         Intermediate Income Fund                                         1,260,283            1,585,439
         Stock Index Fund                                               (10,516,750)          (8,537,836)
         Special Value Fund                                              (1,767,484)             564,881
         Convertible Securities Fund                                       (476,650)            (743,559)
         Growth Fund                                                     (3,869,030)          (3,931,052)
         Small Company Opportunity Fund                                  (1,901,370)             751,807
         International Growth Fund                                       (2,702,563)          (4,838,533)
         AIM Constellation Fund                                               9,527
         Growth Fund of America                                              (9,233)
         Janus Advisor Worldwide Fund                                       (11,432)
         Diversified Stock Fund                                            (450,021)
         Pimco Long-Term US Government Fund                                (535,244)
                                                                -------------------------------------------
                                                                   $   (176,000,221)    $    124,630,030
                                                                ===========================================

                           KeyCorp 401(k) Savings Plan

4. INVESTMENTS (CONTINUED)

The fair value of investments that represent 5% or more of the Plan's net assets at December 31, 2001 and 2000, are as follows:

                                                     2001               2000
                                            ------------------------------------

KeyCorp Common Stock* **                     $   688,345,447    $   822,087,672
Victory Value Fund**                             203,549,219        248,449,112
Victory Institutional Money Market Fund**         82,866,498         78,892,403
EB Equity Index Fund**                            71,314,586         89,398,833
Victory Balance Fund**                            66,877,944         76,516,204

* Nonparticipant-directed.

** Party-in-interest.

Information about net assets and the significant components of changes in net assets related to the nonparticipant-directed investment is as follows:

                                                                                 DECEMBER 31
                                                                         2001                   2000
                                                                 -------------------------------------------
Net assets:
   KeyCorp Stock Fund                                             $   702,830,242       $    817,473,118
                                                                 ===========================================

                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                                 2001
                                                                                     -----------------------
Change in net assets:
   Contributions                                                                             $62,782,802
   Dividends and interest                                                                     34,487,390
   Net realized and unrealized appreciation
     in fair value                                                                          (105,767,466)
   Distributions to participants                                                             (65,112,029)
   Transfers to participant-directed
     investments                                                                             (40,071,460)
   Administrative and other expenses                                                            (962,113)
                                                                                     -----------------------
                                                                                           $(114,642,876)
                                                                                     =======================

                           KeyCorp 401(k) Savings Plan

5. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 1, 2001, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Sponsor has indicated that it will take the necessary steps, if any, to maintain the Plan's qualified status.

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the Participants withdraw all or a portion of their accumulative balance.

6. EMPLOYEE STOCK OWNERSHIP PLAN

The ESOP feature of the Plan was originally structured as a leveraged ESOP. Effective July 14, 2001, the leveraged feature of the ESOP terminated in conjunction with the Plan's final ESOP loan payment.

As part of the leveraged ESOP, several institutional investors entered into loan agreements with KeyCorp (the "Outside Loans"). KeyCorp, in turn, loaned the proceeds of funds borrowed from the Outside Loans to the ESOP and entered into a loan agreement with the ESOP (the ESOP Loan). The ESOP then used these borrowed funds to purchase shares of KeyCorp's common stock (ESOP Shares). The ESOP repaid its ESOP Loan with those corporate contributions made to the Plan in the form of employer contributions as well as with the dividends paid on the ESOP Shares. The amount of dividends received on ESOP shares used for debt service totaled approximately $2,287,482 and $5,631,930 for 2001 and 2000, respectively.

The ESOP Loan was made subject to substantially similar terms as the Outside Loans between KeyCorp and the institutional investors. Under the terms of the ESOP Loan, interest accrued at 8.404%. ESOP Loan repayments were due in annual installments commencing July 14, 1997, through July 14, 2001, and were subject to the rate increases described in the ESOP Loan Agreement.

ESOP Shares were maintained in an unallocated Plan account, and were allocated to Plan Participants in the form of KeyCorp matching contributions. ESOP Share allocations were based on KeyCorp's market price of common shares as of the time of their allocation to Plan Participants. The related carrying value was determined based on the ESOP Shares original purchase price. During the years ended December 31, 2001 and 2000, 768,895 and 747,030 ESOP Shares became allocated to Plan Participants. At December 31, 2000, 768,895 ESOP Shares remained in the Plan's unallocated account; as of December 31, 2001 all ESOP Shares were fully allocated to Plan Participations.

                           KeyCorp 401(k) Savings Plan

7. TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan maintains two trustees: State Street serves as the Trustee of the KeyCorp Stock Fund, and KeyBank serves as the Trustee of the various other Plan investment funds. KeyBank is an affiliate of the Plan Sponsor, KeyCorp. During 2001 and 2000, the Plan received $33,911,289 and $32,970,771, respectively, in KeyCorp common stock dividends. The Plan's investment funds received $36,769,105 and $60,541,169 in investment income and capital gains in 2001 and 2000, respectfully. Victory Capital Management Inc. (known as Key Asset Management, Inc. prior to May 1, 2001), an affiliate of KeyCorp, also serves as an investment advisor to many of the Plan's various investment funds.

During the years ended December 31, 2001 and 2000, 2,600,195 and 4,144,726 shares of Common Stock of KeyCorp were purchased by the Plan for $54,615,024 and $83,593,057, respectively, and 3,680,048 and 2,981,249 shares of common stock of KeyCorp were sold by the Plan for $81,978,153 and $64,579,394, respectively.

                             SUPPLEMENTAL SCHEDULES

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

                    Schedule H, Line 4(i)-Schedule of Assets
                              (Held at End of Year)

                                December 31, 2001

                                                                          NUMBER OF
                                                                           SHARES/                                     CURRENT
                        DESCRIPTION OF ASSETS                             PAR VALUE            COST**                   VALUE
------------------------------------------------------------------------------------------------------------------------------------
KEYCORP STOCK FUND
*KeyCorp Common Stock                                                      28,280,421         $443,653,450            $ 688,345,447
DTF Short-Term Investment Fund                                             10,310,383           10,310,383               10,310,383
*Victory Institutional Money Market Fund                                    2,418,013            2,418,013                2,418,013
                                                                                       ---------------------------------------------
Total KeyCorp Stock Fund                                                                       456,381,846              701,073,843

VALUE FUND
*Victory Value Fund                                                        16,231,995                                   203,549,219

BALANCED FUND
*Victory Balanced Fund                                                      5,577,810                                    66,877,944

MONEY MARKET FUND
*Victory Institutional Money Market Fund                                   82,866,498                                    82,866,498

INTERMEDIATE INCOME FUND
*Victory Intermediate Income Fund                                           5,835,280                                    57,010,689

STOCK INDEX FUND
*EB Equity Index Fund                                                         896,613                                    71,314,586

SPECIAL VALUE FUND
*Victory Special Value Fund                                                 2,655,552                                    34,442,505

CONVERTIBLE SECURITIES FUND
*Victory Convertible Securities Fund                                          596,247                                     6,928,388

GROWTH FUND
*Victory Growth Fund                                                        1,299,895                                    23,788,072

INTERNATIONAL GROWTH FUND
*Victory International Growth Fund                                            800,683                                     7,078,037

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

                    Schedule H, Line 4(i)-Schedule of Assets
                       (Held at End of Year) (continued)


                                                                          NUMBER OF
                                                                           SHARES/                                     CURRENT
                        DESCRIPTION OF ASSETS                             PAR VALUE            COST**                   VALUE
------------------------------------------------------------------------------------------------------------------------------------
SMALL COMPANY OPPORTUNITY FUND
*Victory Small Company Opportunity Fund                                       513,442                                    11,644,864

DIVERSIFIED FUND
*Victory Diversified Stock Fund                                             1,037,247                                    14,905,232

AIM CONSTELLATION FUND
AIM Constellation Fund                                                         74,005                                     1,635,500

GROWTH FUND OF AMERICA
American Growth Fund                                                          341,051                                     8,086,318

JANUS ADVISER WORLDWIDE FUND
Janus Adviser Worldwide Fund                                                   70,212                                     2,058,611

PIMCO LONG-TERM U.S. GOVERNMENT FUND
Pimco Long-Term U.S. Government Fund                                          646,748                                     6,596,832

LOAN FUND
*Loans to participants
   (Interest rates from 5.75% to 10.5% with various maturities)                                                          31,371,559

                                                                                                             -----------------------
Total assets held for investment                                                                                     $1,331,228,697
                                                                                                             =======================


* Denotes a party-in-interest investment.

**Cost information is only required to be provided for nonparticipant-directed investments.

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

            Schedule H, Line 4(j)-Schedule of Reportable Transactions

                          Year ended December 31, 2001



                                                        PURCHASE        SELLING          COST            NET
            DESCRIPTION                   UNITS          PRICE           PRICE         OF ASSET          GAIN
-------------------------------------------------------------------------------------------------------------------
CATEGORY (III)-SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS.

* KEYCORP COMMON STOCK
38 purchases                           2,600,195      $ 54,615,024
122 sales                              3,680,048                      $ 81,978,153     $54,296,068    $27,682,085




The purchase price of securities acquired represented the fair value at the dates of the above transactions.

There were no category (i), (ii) or (iv) reportable transactions during 2001.

* Denotes a party-in-interest investment.